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Exhibit 24.1

SEMCO ENERGY, INC.

POWER OF ATTORNEY

        WHEREAS, the Board of Directors of SEMCO Energy, Inc., a Michigan corporation, at a meeting held on December 11, 2003, authorized the execution of a Registration Statement for the registration and sale of up to $50,000,000 of Debt Securities for issuance and sale to the public and the filing of said Registration Statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

        NOW, THEREFORE, each of the undersigned hereby appoint Eugene N. Dubay and John E. Schneider, and each of them severally, his or her true and lawful attorneys to execute, in his/her name and in the capacity shown below, said Registration Statement and any and all amendments thereto and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power of substitution and resubstitution.

        IN WITNESS WHEREOF, we have hereunto set our hands as of the 8th day of January, 2004.

/s/ JOHN M. ALBERTINE John M. Albertine, Director	/s/ HARVEY I. KLEIN Harvey I. Klein, Director
/s/ EDWARD J. CURTIS Edward J. Curtis, Director	/s/ FREDERICK S. MOORE Frederick S. Moore, Director
/s/ EUGENE N. DUBAY Eugene N. Dubay, President and CEO (Principal Executive Officer)	/s/ JOHN E. SCHNEIDER John E. Schneider, Senior Vice President and CFO (Principal Financial and Accounting Officer)
/s/ JOHN T. FERRIS John T. Ferris, Director	/s/ THOMAS W. SHERMAN Thomas W. Sherman, Director
/s/ MICHAEL O. FRAZER Michael O. Frazer, Director	/s/ EDITH A. STOTLER Edith A. Stotler, Director
/s/ JOHN R. HINTON John R. Hinton, Chairman and Director	/s/ DONALD W. THOMASON Donald W. Thomason, Director

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SEMCO ENERGY, INC. POWER OF ATTORNEY